               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

           FASTCOMM COMMUNICATIONS CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                      FASTCOMM COMMUNICATIONS CORPORATION
                              45472 HOLIDAY DRIVE
                               STERLING, VA 20166


                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 13, 1998


                            ------------------------

To the Shareholders of
FASTCOMM COMMUNICATIONS CORPORATION:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FastComm Communications Corporation, a Virginia corporation (the 'Company' or 'FastComm'), will be held on March 13, 1998, at 9:00 a.m. local time, at the Holiday Inn, Holiday Drive, Sterling, Virginia for the following purposes:


          1. To elect four (4) directors of the Company;

          2. To consider and act upon a proposal to Amend the Articles of Incorporation for authorization of shares of Preferred Stock;

          3. To consider and act upon a proposal to approve the issuance of shares of Common Stock underlying the corporations convertible Debentures and certain Warrants; and

          4. To ratify the appointment of BDO Seidman, LLP as the independent auditors for the Company for the fiscal year ending April 30, 1998;

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.


All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on February 12, 1998, are entitled to notice of and to vote at the meeting.


Shares can be voted at the meeting only if the holder is present or represented by Proxy. If you do not expect to attend the meeting, you are urged to date and sign the enclosed proxy and return it in the accompanying envelope promptly, so that your shares may be voted in accordance with your instructions and the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The grant of your proxy does not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors

                                          ROBERT C. ABBOTT,
                                          Secretary


Sterling, Virginia
Dated: February 13, 1998


                             YOUR VOTE IS IMPORTANT
  You are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend, you are requested to complete, sign and date the enclosed proxy card and return it promptly in the enclosed, self-addressed stamped envelope, which requires no postage if mailed in the United States. If you attend the Annual meeting and so desire, you may revoke your proxy and vote your shares in person.

                      FASTCOMM COMMUNICATIONS CORPORATION
                              45472 HOLIDAY DRIVE
                            STERLING, VIRGINIA 20166
                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by FastComm Communications Corporation, a Virginia corporation (the 'Company' or 'FastComm'), for use at the Annual Meeting of Shareholders of the Company to be held on March 13, 1998, and at any and all adjournments of such meeting. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal.



     This Proxy Statement and the accompanying proxy card are being mailed to shareholders commencing on or about February 13, 1998.


RECORD DATE; VOTING SECURITIES; QUORUM; BROKER NON-VOTES


     February 13, 1998 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. At the close of business on that date, 10,373,711 Common Shares, par value $.01 per share, of the Company were issued and outstanding. Each Common Share is entitled to one vote on any matter that properly comes before the meeting. Cumulative voting is not permitted with respect to the election of directors. The presence in person or by proxy of the holders of at least a majority of the Common Shares entitled to be voted at the meeting is required to constitute a quorum. Shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to specify a choice with respect to any or all of the proposals or whether a broker with discretionary authority declines to exercise its discretionary voting authority with respect to any or all of the proposals (known as 'non-votes').


VOTING AND SOLICITATION

     Pursuant to regulations of the Securities and Exchange Commission, boxes and a clear means are provided on the accompanying proxy card for shareholders to mark if they wish to withhold authority to vote for one or more nominees for director, or to vote against or abstain on the other proposal. With regard to Proposal I, election of directors, applicable Virginia law provides that, if a quorum is present, directors are elected by a plurality of the votes cast; that is, the nominee receiving the most votes FOR is elected. With regard to Proposals II, IV and V, under applicable Virginia law abstentions as well as non-votes will not be counted in determining votes cast because Virginia law provides that, if a quorum is present, action on a matter (other than election of directors) is approved if the votes cast in favor exceed the votes cast against. Therefore, abstentions and non-voters have no effect on the votes on this proposal. With regard to Proposal III, applicable Virginia law provides that the Amendment to the Company's Articles of Incorporation must be approved by two-thirds of the issued and outstanding shares of the company.

REVOCABILITY OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time by giving written notice of revocation to the Secretary of the Company. Unless so revoked, the shares represented by signed proxies solicited by the Company will be voted in accordance with the instructions given therein by the shareholders. Any signed proxy not specifying to the contrary will be voted FOR the election of the Board of Directors' nominees as directors referred to in Proposal I and, FOR the ratification of the appointment of BDO Seidman, LLP as independent auditors for the Company for the fiscal year 1998 referred to in Proposal V and FOR Proposals II, III and IV. So far as the Company's management is aware, such matters are the only matters to be acted on at the meeting. As to any other matter which may properly come before the meeting or any adjournment thereof, the person named in the accompanying proxy card will vote thereon in accordance with their best judgment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


     The following table sets forth information regarding ownership of Common Shares of the Company at October 31, 1997, by each person who is known by management of the Company to own beneficially more than five percent of the Common Shares (setting forth the address of each such person), by each director and nominee for election as a director, by the Named Executive Officers of the listed in the 'Summary Compensation Table' set forth herein, and by all directors and Executive Officers of the Company as a group. Shares issuable on exercise of options exercisable within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such warrants or options, but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Insofar as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table.


                                                                              AMOUNT AND NATURE          PERCENT OF
                  NAME AND ADDRESS OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP       CLASS(10)
------------------------------------------------------------------------   -----------------------    ----------------

Peter C. Madsen, Sterling, Virginia(1)..................................            813,086                  8.06%
Robert C. Abbott, Reston, Virginia......................................            247,408(2)               2.44%
William A. Flanagan, Sterling, Virginia.................................            224,451(3)               2.22%
Edward R. Olson, Reston, Virginia(1)....................................             23,735(4)               0.23%
Thomas G. Amon, New York, New York(1)...................................             13,317(5)               0.13%
Edward C. Bursk, Centreville, Virginia..................................             34,166(6)               0.34%
Mark H. Rafferty, Centreville, Virginia.................................            121,754(7)               1.20%
Richard L. Apel, Lawrenceville, Georgia.................................            146,563(8)               1.45%
All Directors and Officers as a group
  (eight persons).......................................................          1,624,678                 16.09%

------------

 (1) Director

 (2) Gives effect to 55,000 options owned by Mr. Abbott exercisable within 60 days.

 (3) Gives effect to 5,000 options owned by Mr. Flanagan exercisable within 60 days.

 (4) Gives effect to 23,333 options owned by Mr. Olson exercisable within 60 days.

 (5) Shares are owned by Thomas G. Amon Pension and Profit Sharing Plans as to which Mr. Amon has no voting or investment power. Gives effect to 6,667 options owned by Mr. Amon exercisable within 60 days.

 (6) Gives effect to 33,666 options owned by Mr. Bursk exercisable within 60 days.

 (7) Gives effect to 91,667 options owned by Mr. Rafferty exercisable within 60 days.

 (8) In connection with the acquisition of Comstat Datacomm Corporation ('CDC'), the Company issued 146,600 shares of restricted common shares, $.01 par value (the 'Exchange Shares') and 43,948 of its restrictive common shares, $.01 par value (the 'Adjustment Shares') in exchange for all the issued and outstanding shares of CDC which were owned by Richard L. Apel.


 (9) Based upon 10,094,005 shares outstanding at October 31, 1997.


                            ------------------------
     The Company is unaware of any arrangement the operation of which could at a subsequent date result in a change in control of the Company.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     Each of the four persons listed below has been nominated for election as a director of the Company to serve until the next Annual Meeting of Shareholders, or until a successor has been duly elected and qualified. If so authorized, the persons named in the accompanying proxy will vote for the election of each nominee. Shareholders who do not wish their shares voted for a particular nominee may so indicate by striking that nominee's name as instructed on the proxy card.

     The Company has been informed that each nominee is willing to serve as a director. If any one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by Proxy will be voted for the remaining nominees and for any substitute nominees designated by the incumbent Board of Directors. If no substitute is designated, the size of the Board may be reduced or votes will be cast according to the judgment in such matters of the persons voting the proxies. Each nominee for election except Mr. Rafferty, as director of the Company is an incumbent. The Board knows of no reason why any of the nominees will be unavailable to serve.


     The following lists the nominees for election as directors of the Company, including the age of each person as of July 15, 1997, the positions with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The number of Common Shares of the Company owned beneficially by each person at July 15, 1997, is set forth beneath the caption 'Security Ownership of Certain Beneficial Owners and Management' at Page 3.


                       NOMINEES FOR ELECTION AS DIRECTORS
                 WITH TERMS EXPIRING AT THE 1998 ANNUAL MEETING

     Peter C. Madsen, age 47; Mr. Madsen has been President, Chief Executive officer and a director of the Company since September 1992. Mr. Madsen was President of Professional Marketing Corporation, a telecommunications equipment distributor, from February 1992 to September 1992. From November 1986 to January 1992, he was an officer and director of Newbridge Networks Corporation, a Canadian telecommunications company, most recently as President of Newbridge Networks Inc., Newbridge Networks Corporation's United States subsidiary. Mr. Madsen currently serves as a director of Newbridge Networks Corporation.

     Edward R. Olson, age 57, has served as a director since January 1989. From 1990 to present, Mr. Olson has served as the President, Chief Executive Officer and Chairman of MC Industries, Inc., a fluid hydraulics equipment manufacturer. Commencing July 1, 1995, Mr. Olson became a principal in KPMG BayMark, LLC. KPMG BayMark LLC has since been renamed to Dominion Management LLC. For the past five years, Mr. Olson has served as President of Ed Olson Consulting Group, Ltd., a management consulting firm. From 1992 to 1993 Mr. Olson was Senior Vice President, Operations of Audiovox Corporation, a company concentrating in the marketing and distribution of consumer electronic devices. Mr. Olson is Chairman and President of York Industries, York, PA and Chairman of S&L Metal Products, Queens, New York.


     Mark H. Rafferty, age 43, has been Vice President, Chief Financial Officer and Treasurer of the Company since August 1993. From August 1992 to August 1997, Mr. Rafferty was Vice President, Finance at Newbridge Networks, Inc. From August 1987 through August 1993, Mr. Rafferty was Controller of Newbridge Networks, Inc.


     Thomas G. Amon, age 50, has served as a director since December, 1994. Mr. Amon has been a partner in the law firm of Amon & Sabatini for the past five years.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     The Board of Directors held four meetings during fiscal 1997 and three times in fiscal 1998 to December 31, 1997. All directors attended each of the meetings of the Board of Directors.

     The Board of Directors has a standing Audit Committee and Compensation Committee. The Board of Directors has no nominating committee.

     The Audit Committee, consisting of Messrs. Olson and Amon met four times during fiscal 1997. The function of the Audit Committee is to recommend the appointment of the independent public accountants, to review the nature and scope of the services of the independent public accountants, to confer with the independent public accountants and to review the results of their audit and the Company's internal controls, and to provide assistance to the Board of Directors with respect to the corporate and reporting practices of the Company.


     The Compensation Committee, consisting of Messrs. Madsen, Olson and Amon met four times during Fiscal 1997 and twice in Fiscal 1998. The function of the Compensation Committee is to make recommendations to the Board of Directors regarding compensation to be paid to the Company's executive Officers.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS LISTED ABOVE.

BOARD REPORT ON EXECUTIVE COMPENSATION

     Compensation levels for executive officers are set by the Compensation Committee of the Board of Directors. The Committee is presently comprised of the following individuals: Peter C. Madsen, Thomas G. Amon and Edward R. Olson. Salaries are reviewed annually and are based on individual performance, the extent of individual responsibility and comparisons with salaries paid in the industry.

     The Company recruits for its executive officer positions from within the communications industry. In most instances, the source Company is significantly larger than the Company. It is the policy of the Board of Directors of FastComm to hire executive officers at levels below that of their current salaries along with a stock option package intended to make up for the differentiation and to provide a performance incentive. The Company feels that stock options are an attractive benefit in that they enhance performance and loyalty at little cost. The Company believes that the compensation packages offered to its current employees and prospective employees are consistent with that of the telecommunications industry.

     The Board establishes compensation levels based on experience and responsibility. No executive officer has received a salary increase during fiscal year 1997.

     The Board granted four executive officers options during fiscal 1997. Two of these grants were determined by these individuals performance, responsibility, security and the number of options currently held by these officers. The two remaining grants were conditions of employment.

     The Board adheres to a policy of granting options to executive officers based upon performance and responsibility. In addition, the Board also considers the relative importance of the job function being performed and the number of options currently held by the executive officer.

          /s/ Thomas G. Amon, /s/ Edward R. Olson, /s/ Peter C. Madsen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year, Peter C. Madsen, Edward R. Olson, and Thomas G. Amon as directors participated in deliberations of the Company's Board of Directors concerning executive officer compensation and stock option grants, including their own. Other than the foregoing, none of such directors was party to any reportable interlock or participation during fiscal 1997. During the fiscal year ended April 30, 1997, the Company sold approximately $43,000 of product under normal terms and conditions to Newbridge Networks, Inc., the United States subsidiary of Newbridge Networks Corporation, a Canadian Telecommunications Company ('Newbridge'). Peter C. Madsen, President, Chief Executive Officer and a director of the Company is also a director of Newbridge.

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock with that of the cumulative total return of the NASDAQ Stock Market -- US Index ('NASDAQ STOCK MRKT -- US') and the NASDAQ Telecommunications Index ('NASDAQ TELECOM') for the five year period ended on April 30, 1997. The information below is based on an investment of $100, on April 30, 1992, in the Company's Common Stock, the NASDAQ STOCK MRKT -- US and the NASDAQ TELECOM. The Company's Management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.




           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
   Among FastComm Communications Corp., The NASDAQ Stock Market-US
            Index and The NASDAQ Telecommunications Index

                            [GRAPH]

                             1993  1994  1995  1996  1997
                             ----  ----  ----  ----  ----

Fast Communications Corp     583   678   400   1217   348
NASDAQ Stock Market          115   128   149    212   225
NASDAQ Telecommunications    130   154   161    221   199


* $100 invested on 4/30/92 in stock index--including reinvestment of dividends. Fiscal Year Ending April 30.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information regarding compensation paid by the Company to the six (6) named executives (the 'Named Executive Officers') for services furnished in all capacities to the Company during the fiscal year ended April 30, 1997, as well as such compensation paid by the Company to the Named Executive Officers during the Company's two previous fiscal years:

                                                                                                          LONG TERM
                                                                                                         COMPENSATION
                                                                                                            AWARDS
                                                                                                         ------------
                                                                                                          SHARES OF
                                                             ANNUAL COMPENSATION         OTHER ANNUAL    COMMON STOCK
                                                        -----------------------------    COMPENSATION     UNDERLYING
            NAME AND PRINCIPAL POSITIONS                YEAR    SALARY($)    BONUS($)        ($)           OPTIONS
-----------------------------------------------------   ----    ---------    --------    ------------    ------------

Peter C. Madsen(2) ..................................   1997      101,757        0           6,613                0
  President, CEO and Chairman of the Board              1996      104,196        0           6,219                0
                                                        1995      113,344        0           6,219                0
Mark H. Rafferty(3) .................................   1997      108,503        0           5,824           25,000
  Vice President -- Chief Financial Officer             1996      106,207        0           5,824                0
                                                        1995      110,825        0           5,824          125,000
Robert C. Abbott(4) .................................   1997       98,639        0               0           15,000
  Vice President -- Engineering Corporate Secretary     1996       95,552        0               0                0
                                                        1995      100,750        0               0           50,000
William A. Flanagan(5) ..............................   1997      109,417        0           2,511                0
  Vice President -- Marketing and Technology            1996      106,715        0           6,632           15,000
                                                        1995      113,913        0           6,632                0
Edward C. Bursk(6) ..................................   1997       52,532        0           2,400           55,000
  Vice President -- Sales and Marketing
Richard L. Apel(7) ..................................   1997       25,853        0           1,200           50,000
  Vice President

------------

The options listed with respect to fiscal year 1995 long-term compensation awards include options granted upon repricing (and consequent cancellation) of previously granted options. Options to purchase the following number of shares granted to the following persons in fiscal year 1995 were issued as a result of the repricing on September 9, 1994 of previously granted options: Mr.
Rafferty -- 75,000 (all of which were originally granted in fiscal year 1994); Mr. Abbott -- 50,000 (all of which were originally granted in fiscal year 1994). The repriced options were conditioned upon waiver of previously granted options and acceptance of a new vesting period.

(1) Automobile benefit.

(2) At April 30, 1997, Mr. Madsen held 751,086 restricted shares of Common Stock with a market value of $3,755,430 at that date; Mr. Madsen waived the payment of $28,522 of his salary in the 1994 fiscal year.

(3) At April 30, 1997, Mr. Rafferty held 28,088 restricted shares of Common Stock with a market value of $140,435 at that date.

(4) At April 30, 1997, Mr. Abbott held 192,408 restricted shares of Common Stock with a market value of $962,040 at that date.

(5) At April 30, 1997, Mr. Flanagan held 218,451 restricted shares of Common Stock with a market value of $1,097,255 at that date.

(6) Mr. Bursk commenced working for the Company in November, 1996. At April 30, Mr. Bursk held 500 restricted shares of Common Stock with a market value of $2,500.

(7) Mr. Apel commenced working for the Company in February, 1997. At April 30, Mr. Apel held 146,600 shares of Common Stock with a market value of $733,000.

FISCAL 1997 OPTION GRANTS

     The following table sets forth information concerning grants of stock options to the Named Executive Officers made pursuant to the Company's 1992 Stock Option Plan during the fiscal year ended April 30, 1997:

                                                PERCENT OF
                                 SECURITIES    TOTAL OPTIONS
                                 UNDERLYING     GRANTED TO      EXERCISE OR
                                  OPTIONS      EMPLOYEES IN     BASE PRICE
             NAME                GRANTED(#)     FISCAL YEAR       ($/SH)
------------------------------   ----------    -------------    -----------

Peter C. Madsen...............          0         --               --
Mark H. Rafferty..............     25,000           4.86%         $  6.50
Robert C. Abbott..............     15,000           2.92%         $ 12.00
William A. Flanagan...........          0              0%          --
Thomas G. Amon................     10,000           1.95%         $ 15.63
Edward R. Olson...............     10,000           1.95%         $ 15.63
Edward C. Bursk...............     55,000          10.70%         $  6.50
Richard L. Apel...............     50,000           9.73%         $  6.82


                              EXPIRATION
             NAME                DATE       5%($)      10%($)
----------------------------------------   -------    --------
Peter C. Madsen...............   --          --          --
Mark H. Rafferty.............. 12/23/01    $44,750    $ 99,250
Robert C. Abbott.............. 07/14/01    $49,800    $109,250
William A. Flanagan...........   --          --          --
Thomas G. Amon................ 05/08/01    $43,150    $ 95,450
Edward R. Olson............... 05/08/01    $43,150    $ 95,450
Edward C. Bursk............... 12/23/01    $98,450    $218,350
Richard L. Apel............... 01/30/02    $94,000    $208,000

------------

The exercise price of each option may not be less than 100% of the fair market value of the stock on the date of the grant for incentive options or 85% of such fair market value for non-qualified stock options, as determined by the Board of Directors. Options vest over a three year period and expire five years from date of grant and, in most cases, upon termination of employment.

FISCAL 1997 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES


     The following table sets forth information concerning each exercise of stock options during the fiscal year ended April 30, 1997 and the six months ended October 31, 1997 by each of the Named Executive Officers and the fiscal year end value of unexercised options held by such persons:

                                                                     SHARES UNDERLYING
                                   SHARES                      UNEXERCISED OPTIONS AT FISCAL
                                 ACQUIRED ON       VALUE                YEAR-END(#)
             NAME                EXERCISE(#)    REALIZED($)      EXERCISABLE/UNEXERCISABLE
------------------------------   -----------    -----------    -----------------------------

Peter C. Madsen...............      --             --                  0                0
Robert C. Abbott..............      --             --             33,333           31,667
William Flanagan..............      --             --              5,000           10,000
Thomas G. Amon................                                     3,333           13,334
Edward R. Olson...............      --             --             16,666           13,334
Mark H. Rafferty..............      --             --             41,667           66,667
Edward C. Bursk...............      11,600         89,125          3,699           70,001
Richard L. Apel...............      --             --             --               50,000


                                  VALUE OF UNEXERCISED
                                IN-THE-MONEY OPTIONS AT
                                   FISCAL YEAR-END($)
             NAME              EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------
Peter C. Madsen...............    $     0       $     0
Robert C. Abbott..............    $20,833       $10,417
William Flanagan..............    $     0       $     0
Thomas G. Amon................    $ 5,833       $ 5,835
Edward R. Olson...............    $11,666       $ 5,835
Mark H. Rafferty..............    $26,042       $26,042
Edward C. Bursk...............    $   208       $ 7,500
Richard L. Apel...............    $     0       $     0

EMPLOYMENT AND CONTROL ARRANGEMENTS

     Effective September 18, 1992 the Company, Mr. Robert N. Dennis and Mr. Edward R. Olson, as the 'Current Directors' therein, and Mr. Peter C. Madsen entered into an employment agreement (the 'Employment Agreement') regarding the terms of Mr. Madsen's employment by the Company and the scope of the relationships among the parties to the Employment Agreement.

     Pursuant to the Employment Agreement (i) Mr. Madsen was elected President and Chief Executive officer of the Company for an initial term expiring on January 31, 1995 at an initial base salary of $100,000 per year, (ii) Mr. Madsen was granted an option to purchase up to 425,000 shares of Common Stock of the Company at an exercise price of $1,09375 per share upon certain terms and conditions, and (iii) Mr. Madsen and Mr. Peter Sommerer were elected directors of the Company to fill two vacancies then existing on the Board of Directors.

     Under the Employment Agreement, Mr. Madsen has been granted full control of and authority over the operations of the Company, subject to the general oversight of the Board, and the Current

Directors agreed not to take any action inconsistent with their respective obligations thereunder. The Employment Agreement and the related actions resulted in an effective change in control of the Company away from Mr. Dennis to Mr. Madsen. The Employment Agreement, which currently expires on January 31, 1998, is renewable thereafter on a year to year basis.

DIRECTOR'S COMPENSATION

     Directors receive no salary for their services as such; however, the Board of Directors has authorized payment of reasonable expenses incurred by non-employee directors in connection with attendance at meetings of the Board of Directors. Further, members of the Company's Board of Directors are granted options to purchase common shares pursuant to the Company's 1992 Stock Option Plan. During Fiscal Year 1997, the Company granted options to purchase 10,000 shares each to two of its directors. The Chairman of the Board receives no compensation for serving in such capacity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal years ended April 30, 1996 and 1997 and the six months ending October 31, 1997, the Company sold approximately $158,000 $43,000, and $10,620 respectively of product under normal terms and conditions to Newbridge Networks, Inc. ('NNI') a United States subsidiary of Newbridge Networks Corporation, a Canadian Telecommunications Company ('Newbridge'). FastComm sells to NNI under net 30 day terms with prompt payment discounts. Such terms are consistent with that of similar customers. Title passes on shipment of product. Under the terms of the contract, NNI may return purchased and paid for (during the previous six month period) but unused products to FastComm for either warranty revalidation and/or revision level change (hardware or firmware). Peter
C. Madsen, President, Chief Executive Officer and a director of the Company is also a director of Newbridge.

     The Company paid the law firm of Amon & Sabatini $154,000 in the fiscal year ended April 30, 1996 and $183,000 in the fiscal year ended April 30, 1997 and $48,500 for the sixth month period ended October 31, 1997. Thomas G. Amon, a Director of the Company, since December 1994, is a partner of Amon & Sabatini.

     On February 13, 1997, FastComm entered into an agreement whereby it leased a facility in Georgia that is owned by Richard L. Apel. Mr. Apel is a Vice President of the Company. The Company paid $22,000 to Mr. Apel in the fiscal year ended April 30, 1997 and $43,200 for the six month ending October 31, 1997. Also in connection with the acquisition of Comstat, Mr. Apel was loaned $300,000. The loan bears interest at 2 1/2 above the prime lending rate and is secured by a pledge of certain shares the Company's stock issued to him in connection with this transaction.

     The terms of the transactions described above were negotiated at arms length such that the terms were as favorable to the Company as could have been obtained from an unaffiliated third party.

     The Company has entered into separate indemnification agreements with each of its directors and executive officers that may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers.

                                  PROPOSAL II
                   AUTHORIZATION OF SHARES OF PREFERRED STOCK
                             (ITEM 2 ON PROXY CARD)

     The Board of Directors has unanimously approved, and recommends to the shareholders that they adopt an amendment to Article 3 of the Articles of Incorporation that would authorize 100,000 shares of preferred stock with such relative rights, preferences, voting and class or series designations as shall be determined by the Board of Directors.

     The Company's Articles of Incorporation currently authorize the issuance of 25,000,000 shares of Common Stock and no Preferred Shares. No holder of Common Stock has any preemptive rights.

     Under the proposed amendment, in creating a new class of series of Preferred Stock, the Board of Directors would set the rights of such class or series as to dividends, voting, preferences, liquidations and redemption. This would enable the Board of Directors to act promptly in issuing a new class or series of Preferred Stock and to tailor the terms of such class or series to the transaction or circumstances to which such issuance relates. The Company will from time to time consider issuing shares of preferred stock or rights to acquire preferred stock.

     The full text of Proposal Two is attached to this Proxy Statement as Exhibit A, which shareholders are urged to read carefully.


     Effective April 9, 1997, the Company issued, in a private placement, $5,000,000 principal amount of Debentures to four private investors (the 'Private Placement Investors'). The Debentures are convertible into shares of the Company's common stock at, depending on the time of conversion, a fixed or variable conversion price. As at February 12, 1998 $1 million principal amount of Debentures had been converted, leaving $4 million principal amount outstanding on such date. The Securities Purchase Agreement (the 'Agreement') with the Private Placement Purchasers provides, in part that the Debentures are also convertible into 5,000 shares of to-be-created class of Class 'A' Preferred Stock of the Company, if authorized by the Board of Directors and the Shareholders of the Company. If so authorized the Preferred Shares, will be convertible into Common Shares and Warrants upon the terms and subject to the limitations and conditions set forth in a Certificate of Designation, Preferences and Rights attached hereto as Exhibit B.


     Upon approval of the Amendment to the Company's Articles of Incorporation, to create the new class of Preferred Stock, and upon the fulfillment of certain other conditions, the Company has the right to require the conversion of all of the outstanding principal amount of Debentures into that number of shares of the to-be created series of the Company's Preferred Stock having the designations preferences and rights set forth in the Certificate of Designations, Preferences and Rights which have a total face amount equal to such principal amount.

     Dividends. Holders of the Preferred Stock are entitled to receive dividends, out of funds legally available therefor at the rate of 5% per annum on the face value of such shares, payable at the time of conversion in cash or shares of common stock at the option of the Company. The amount of dividends payable in respect of each share of Preferred Stock will be equal to the result obtained by multiplying (i) the number of shares (including fractions) of the Company's Common Stock, into which such shares of Preferred Stock is convertible (whether or not shareholder approval of the convertability of the Preferred Stock has occurred) by (ii) the amount of dividends declared and paid on each share of the Common Stock. No dividend may be paid or declared on any share of the Common Stock, unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of Preferred Stock in an amount determined as set forth above; nor may any dividend be paid or declared on any share of Preferred Stock unless a dividend, payable in the same consideration and manner, is simultaneously paid or declared, as the case may be, on each share of the Common Stock, in each case without preferences or priority of any kind.


     Liquidation Preferences. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior to the Series A Preferred, unless, prior thereto, the holders of shares of Series A Preferred shall have received $1,000 per share together with any dividends due thereon. Following the payment of the full amount of such liquidation preferences, no additional distributions shall be made to the holders of shares of the Preferred Stock.



     Conversion Rights and Antidilution Provisions. If the holders of the Common Stock approve Proposals 2 and 3 as applicable, shares of Preferred Stock will become convertible, in whole or in part, at the option of either the holder or the Company, into Common Stock, at any time or from time to time. The conversion rate will be ten (10) shares of Common Stock for each share of Preferred Stock, subject to adjustment for any subsequent subdividions or combinations of the outstanding shares of Common Stock into a different numbr of shares of Common Stock. In the event of any business combination transaction involving the Company, each share of Preferred Stock will thereafter be convertible into, in lieu of Common Stock, the same kind and amounts of securities or other assets, if any, which were issuable or distributable to the holders of shares of outstanding Common Stock in connection with such business combination transaction.

     Redemption. The Preferred Stock is not redeemable.

     Voting Rights. The holders of Preferred Stock are entitled to that number of votes per share equal to the number of shares of Common Stock into which such share of Preferred Stock would be convertible (upon shareholder approval) at all meetings of stockholders of the Company; provided, however, that shares of Preferred Stock are not be entitled to vote on the approval of the issuance of Common Stock upon conversion of the Preferred Stock.

                      PURPOSES AND EFFECTS OF PROPOSAL II


     The financial statements contained in the Company's Annual Report for the year ending April 30, 1997, on pages F-1 through F-7 of the Annual Report, are incorporated herein by reference, as are the supplementary financial information contained on pages F-8 through F-27, Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 16 through 20, and the changes in and disagreements with accountants on accounting and financial disclosure on page 27. Representatives of the principal accountants for the current year and for the most recently completed fiscal year are expected to be present at the shareholders meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


     The Board of Directors believes that the authorization of shares of preferred stock as contemplated by Proposal II would benefit the Company and its shareholders by giving the Company needed flexibility in its corporate planning and in responding to developments in the Company's business, including possible financing and acquisition transactions, stock dividends and other general corporate purposes such authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of preferred stock to be issued without the expense and delay of a special shareholder meeting. The Company does not have any present plan or agreement for the issuance for Preferred Stock, other than to the Private Placement Investors.

     Except as otherwise required by applicable law or regulation, the shares of preferred stock to be authorized in Proposal II will be issuable without further authorization by vote or consent of the shareholders and on such terms and for such consideration as may be determined by the Board of Directors.

     The proposed Preferred Stock Amendment will give the Board of Directors the express authority, without further action of the stockholders, to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series (i) the designation and the number of shares to constitute each series, (ii) the liquidation rights and preferences, if any, (iii) the dividend rights (which could be senior to the Common Stock) and interest rates, if any, (iv) the rights and terms of redemptions, (v) whether the shares of Preferred Stock are to be convertible or exchangeable into shares of Common Stock or other securities of the Company, and the rates thereof, (vii) any limitation on the payment of dividends on the Common Stock while any shares of Preferred Stock are outstanding, (viii) the voting power, if any, of the shares of Preferred Stock in addition to the voting rights provided by law, which voting power may be general or special, and (ix) such other provisions as will not be inconsistent with the Certificate. All the shares of any one series of Preferred Stock will be identical in all respects. Holders of any series of Preferred Stock, when and if issued, may have priority claims to dividends and to any distribution upon liquidation of the Company, and may have other preferences over the Common Stock, including a preferential right to elect directors in the event that Preferred Stock dividends (if the Preferred Stock carries a dividend) are not paid for a specified period.

     The specific terms of any Preferred Stock to be authorized pursuant to the Preferred Stock Amendment (other than the Preferred Stock, the terms of which are described above) will depend primarily on market conditions, and other factors existing at the time of issuance. The Company does not intend to issue any Preferred Stock except on terms which it deems to be in the best interests of the Company and its stockholders. The Board of Directors currently intends to issue shares of Preferred Stock only in conjunction with the Agreement. However, the Board of Directors may, in its discretion, determine to issue shares of Preferred Stock for other proper corporate purposes as discussed above. The Board of Directors has considered the potential disadvantages to the issuance of Preferred Stock (such as the negative impact a Preferred Stock dividend may have on the Company's earnings per share, if any, the liquidating preference the Preferred Stock would have over the Common Stock and the potential dilution of any stockholders' equity to the extent that Preferred Stock, when and if issued, may be redeemable or convertible into Common Stock); however, the Board of Directors believes that the advantages of future flexibility afforded by the ability to issue Preferred Stock outweigh the disadvantages, and would be in the best interests of the Company and its stockholders.

     It is not possible to state the precise effects of the authorization of the Preferred Stock upon the rights of the holders of Common Stock until the Board of Directors determines to issue Preferred Stock and sets the respective preferences, limitations and relative rights of the holders of each class or series of Preferred Stock so issued. However, such effects might include (i) reduction of the amount otherwise available for payment of dividends on the Common Stock, to the extent dividends are payable on any issued Preferred Stock,
(ii) restrictions on dividends on the Common Stock, (iii) dilution of the voting power of the Common Stock to the extent that the Preferred Stock has voting rights, (iv) conversion of the Preferred Stock into Common Stock at such prices as the Board determines, which could include issuance at or below the fair market value or original issue price of the Common Stock, and (v) the holders of Common Stock not being entitled to participate in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to holders of the Preferred Stock.

     The Board may determine that any particular series of the proposed Preferred Shares will rank junior to, on a parity with, or senior to any other series of Preferred Shares in respect of dividends and liquidation rights. It is not expected that the authorization and issuance of preferred Shares will have an adverse affect upon the rights of existing shareholders. Common Shareholders have no preemptive rights and accordingly, have no preferential rights to purchase any of the Company's Common Shares or Preferred Shares in order to maintain their proportionate ownership. Therefore, the general effect of the issuance of Preferred Shares, as well as additional issuances of Common Shares, would be to dilute the present voting power of the current holders of Common Shares.

     The holders of Preferred Shares may receive preferences in the event of dissolution, liquidation or winding up of the Company equal to the purchase price per share plus declared (or cumulative) but unpaid dividends, if any. The right of Common Shareholders to distribution of the Company's assets will therefore be diminished. When considering the issuance of the Preferred Shares, the Board of Directors will consider the above-described general effect upon the Common Shareholders. The board of Directors does not intend to issue any Preferred Shares, except on terms that the Board of Directors deems to be in the best interests of the Company and its then existing shareholders.

     The issuance of shares of preferred stock could adversely affect the rights of the Company's common shareholders, since the dividend and liquidation rights of the common shareholders will generally be subordinate to the rights of preferred shareholders.

     The Board of Directors could use preferred stock to discourage an attempt to change control of the Company, even though a change in control might be perceived as desirable by some shareholders, by, among other things selling a substantial number of shares of preferred stock to persons who have an arrangement with the company concerning the voting of such shares, or by distributing shares of preferred stock, or rights to receive such shares, to the shareholders. In this respect, certain corporations have issued as a dividend to their common shareholders shares of preferred stock or rights to acquire shares of preferred stock having terms designed to encourage negotiated rather than unilateral takeover proposals and to protect against the adverse consequences of certain abusive takeover tactics such as open market accumulation programs and partial and front end loaded takeovers and freezeouts. The shares of authorized preferred stock would be available for such purposes and the Board of Directors may from time to time consider issuing shares of preferred stock for such purposes. The ability to issue shares of preferred stock also would allow the Board of Directors to issue shares only to shareholders supportive of management's position. This could provide management with the means to block a business combination considered desirable by some shareholders. In addition, the Board could authorize the issuance of a series of preferred stock that votes as a class, either separately or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

     If the Company's shareholder's fail to approve the issuance of Preferred Stock, the Debentures would continue to be convertible into shares of common stock and there would be no material adverse effect on the Company's financial condition.

     The proposed amendment to the Articles of Incorporation is permitted under Virginia law and is consistent with the rules of NASDAQ, upon which the Company's Common Stock is listed and traded.

                                 VOTE REQUIRED

     Under Virginia law, more than two-thirds of the outstanding shares of the Company's Common Stock must approve Proposal II. Abstentions and broker shares that are not voted on the matter and will have the same effect as a negative vote.

  THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION IS IN THE BEST INTERESTS OF BOTH THE COMPANY AND ITS
SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF PROPOSAL II.

                                  PROPOSAL III

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UNDERLYING THE CORPORATION'S
 CONVERTIBLE DEBENTURES (OR CONVERTIBLE PREFERRED STOCK) AND CERTAIN WARRANTS.
                             (ITEM 3 ON PROXY CARD)


     On April 9 1997, the Corporation issued and sold an aggregate of $5,000,000 principal amount of convertible debentures (which is convertible into a New Series A Preferred Stock upon Shareholders Approval) and Warrants to purchase up to 1,160,622 shares of Common Stock to a group of institutional investors for an aggregate purchase price of $5.0 million. $4 million in principal amount of such debentures is outstanding as of February 12, 1998. As discussed under Proposal II, the New Preferred Stock is convertible into common stock at a price which is equal to or less than market price of the Common Stock at the time of conversion. Moreover, the Corporation is required to pay the 5% premium on the New Preferred Stock in the form of Commons Stock at the time of conversion. Because the conversion rates applicable to the New Preferred Stock fluctuate with the market price of the Common Stock, the Corporation cannot determine the exact number of shares which will be issued upon conversion of and as dividends on the New Preferred Stock.


     In connection with the issuance of the New Preferred Stock, the Corporation agreed to seek the approval of its Stockholders for the issuance of in excess of 2,016,260 shares of Common Stock (20% of the number of shares of Common Stock outstanding on the first assumed date of issuance of the New Preferred Stock) upon (i) the conversion of, and as dividends on, the New Preferred Stock and
(ii) the exercise of warrants issued in connection with the issuance of the New Preferred Stock. These shares have been Registered by the Securities & Exchange Commission by registration statement dated May 20, 1997.

     This proposal is being presented to the Corporation's stockholders in accordance with Rule 4460(i) of the NASDAQ. Rule 4460(i) requires stockholder approval for the issuance of shares of common stock in a transaction or series of transactions involving (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Corporation equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power obtained before the issuance for less than the greater of book or market value of the stock.

     This proposal will be effective only if proposal II is approved by shareholders.

     Based on the market price for the Corporation's Common Stock on October 31, 1997 of $5.26 per share, the New Preferred Stock would be convertible into 1,056,913 shares of Common Stock.

Moreover, an additional 422,765 shares of Common Stock are issuable upon exercise of warrants issued in connection with the New Preferred Stock (assumes maximum issuance). Such shares represent in the aggregate 10.47% of the number of shares of Common Stock issued and outstanding on October 31, 1997 and represent in the aggregate 10.47% of the Corporation's voting power outstanding on October 31, 1997. Additional shares of Common Stock may be issued as dividends on the New Preferred Stock, which issuances will increase these percentages.

     Under the Certificate of Designations, Preferences and Rights of Series 'A' Convertible Preferred Stock, included herein as Exhibit B, the New Preferred Stock is convertible into the common shares at a variable or fixed rate dependent upon when the conversion occurs and the price at which the outstanding Common Stock is trading prior to the conversion. If the conversion occurs prior to October 6, 1997, the conversion price is the average of the closing bid prices for the Common Stock for ten (10) consecutive trading days ending the day preceding the conversion. If the conversion occurs on or after October 6, 1997, the conversion price is the lower of $7.54 or the conversion price as computed above multiplied by a fixed percentage. For example, assuming a conversion of $100,000 principal amount of Debentures on October 6, 1997, the number of shares to be issued would be 20,505 ($100,000 divided by the conversion price of $5.41875 times 90%) and 4,101 warrants to purchase common stock.

     The issuance of additional common shares could have a dilutive effect on the value of presently outstanding shares. For instance, if all Debentures were converted on October 31, 1997, 1,056,913 shares ($5,000,000 divided by $5.2564 times 90%) and 422,765 warrants to purchase shares would be issued. This would have resulted in an approximate ten percent (10%) dilution in the number of shares outstanding at such date (10,094,065 outstanding before dilution; 11,152,266 shares after dilution) and an approximately $0.065 per share dilution on such date ($5.375 closing bid price on October 31, 1997).

     This investment in New Preferred Stock provided the Corporation with an additional $5.0 million in working capital. Exercise of the Warrants issued in connection with the New Preferred Stock will provide the Corporation with an additional $2.0 million in working capital. Such funds are essential to fund the Corporation's continued expansion of the Corporation's business domestically and into countries that may provide opportunities for continued commercial expansion of the Corporation's integrated frame and voice data relay devices.

     In the event the Corporation does not receive approval by the stockholders of this Proposal III, the Corporation would be required to redeem all shares of Common Stock issuable upon conversion of the New Preferred Stock or exercise of the warrants to the extent such shares exceeds 20% of the issued and outstanding Common Stock. Such redemption would require the Corporation (i) to pay, in cash, an amount equal to 120% of the market price for the shares of Common Stock that investors in the New Preferred Stock were not able to convert due to such limitation and (ii) to issue one warrant for every 2 1/2 shares redeemed for each share of new Preferred Stock redeemed. In the alternative, the Corporation may issue other securities with the same economic value (before taxes) as the securities redeemed.

     In light of the redemption obligation, failure to obtain stockholder approval pursuant to NASDAQ Rule 4460(i) would adversely affect the Corporation's financial position. The resulting reduction in working capital could cause the Corporation to delay the commercial roll-out of the Corporation's new products or to forego opportunities for expansion in the marketplace.

             THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF
                COMMON STOCK VOTE IN FAVOR OF THE PROPOSAL III.

        PROPOSAL IV RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM 4 ON PROXY CARD)

     The Board of Directors has appointed BDO Seidman, LLP as independent certified public accountants to examine the financial statements of the Company for the fiscal year ending April 30, 1998, and to perform other appropriate accounting services.

     A proposal will be presented at the meeting to ratify the Board's appointment of BDO Seidman, LLP as the Company's independent certified public accountants. If the appointment is not ratified by the shareholders represented at the meeting, the Board of Directors may reconsider its recommendation. One or more representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from Shareholders.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers, Inc. Automated Quotations (NASDAQ) system. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during its fiscal year ended April 30, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                 OTHER BUSINESS

     Management of the Company knows of no other business which may come before the meeting. However, if any additional matters are properly presented at the meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended for presentation at the Company's next Annual Meeting must be received by the Company at its principal offices in Sterling, Virginia not later than July 5, 1998.

                         ANNUAL REPORT TO SHAREHOLDERS


     Enclosed with this Proxy Statement is the Annual Report to Shareholders for the fiscal year ended April 30, 1997, including audited consolidated financial statements for the year then ended, which includes the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The Annual Report, except as incorporated by reference on page 11 hereof, is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting materials.


                                          FASTCOMM COMMUNICATIONS CORPORATION
                                          The Board of Directors


Sterling, Virginia
February 13, 1998.

                                                                       EXHIBIT A

                             ARTICLES OF AMENDMENT
                   TO THE RESTATED ARTICLES OF INCORPORATION
                                       OF
                      FASTCOMM COMMUNICATIONS CORPORATION
                    (PURSUANT TO SECTION 13.1 -- 708 OF THE
                        VIRGINIA STOCK CORPORATION ACT)


     1. The Board of Directors of FastComm Communications Corporation, a Virginia corporation and hereinafter referred to as the 'Corporation', at a meeting duly called and held on March 13, 1998, at which a quorum was present and acting throughout in accordance with Section 13.1 - 688 of the Virginia Stock Corporation Act (he 'Act'), found that the following proposed amendment to the Corporation's Restated Articles of Incorporation was in the best interests of the Corporation and directed that it be submitted to a vote of the
Shareholders:


          'RESOLVED, that Article III of the Restated Articles of Incorporation be amended to read as follows:

                                  ARTICLE III

AUTHORIZED SHARES

A. GENERAL AUTHORIZATION.

     The aggregate number of shares which the corporation is authorized to issue is 25,100,000 shares, consisting of:

          (1) 25,000,000 shares of common stock having a par value of $.01 per share; and

          (2) 100,000 shares of preferred stock having a par value of $.01 per share.

B. PREFERRED STOCK.

     (1) The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Subsection B, to provide for the issuance of the preferred shares in series, and by filing a certificate pursuant to the Virginia Stock Corporation Act, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation;

          (g) Any other relative rights, preferences and limitations of that series.

     (2) Dividends on outstanding preferred shares shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on the common shares with respect to the same dividend period.


     2. Adoption of this proposed Amendment by the Shareholders was accomplished by the vote of more than two-thirds of those shares entitled to vote on the Amendment pursuant to Section 13.1 -- 707(e) of the Act at a meeting duly called and held on March 13, 1998.


     3. The number of shares outstanding and entitled to vote on the proposed amendment, the number of shares voted for and against the proposed amendment, the number of each class or series entitled to vote as a class, and the number of shares of each such class or series voted for or against the amendment were as follows:

          Shares outstanding, all classes,           . Shares entitled to vote,
     all classes,           . Shares, all classes, voted such amendment: FOR:
               ; AGAINST:           . Shares entitled to vote and voted as a
     class:

CLASS OR        NUMBER
  SERIES      OUTSTANDING     VOTED FOR     VOTED AGAINST
---------     -----------     ----------    --------------

 Common


     The undersigned, President of FastComm Communications Corporation, hereby
acknowledges, verifies and affirms under penalties of perjury this          th
day of                , 1998, that the foregoing amendment to ARTICLE III of the
Restated Articles of Incorporation of FastComm Communications Corporation, and the foregoing resolutions, were adopted by the directors and shareholders of FastComm Communications Corporation, and that the foregoing instrument is the act and deed of said corporation and that the facts stated herein are true.


                                          FASTCOMM COMMUNICATIONS CORPORATION

                                          By:  .................................
                                            Peter C. Madsen, President

ATTEST:

 .....................................
     Robert C. Abbott, Secretary

                                                                       EXHIBIT B

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                     SERIES 'A' CONVERTIBLE PREFERRED STOCK
                                       OF
                      FASTCOMM COMMUNICATIONS CORPORATION
                      PURSUANT TO SECTION 13.1-639 OF THE
                         VIRGINIA STOCK CORPORATION ACT

     FastComm Communications Corporation, a corporation organized and existing under the laws of the Commonwealth of Virginia (the 'corporation'), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to authority of the board of directors as required by Section 13.1-639 of the Virginia Stock Corporation Act.

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this corporation (the 'Board of Directors' or the 'Board') in accordance with the provisions of its Certificate of Incorporation, the board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the 'Preferred Stock'), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Series 'A' Convertible Preferred Stock:

                           I. DESIGNATION AND AMOUNT

     The designation of this series, which consists of 5,000 shares of Preferred Stock, is the Series 'A' Convertible Preferred Stock (the 'Series 'A' Preferred Stock') and the face amount shall be One Thousand U.S. Dollars ($1,000.00) per share (the 'Face Amount').

                                II. NO DIVIDENDS

     The Series 'A' Preferred Stock will bear no dividends, and the holders of the Series 'A' Preferred Stock shall not be entitled to receive dividends on the Series 'A' Preferred Stock.

                            III. CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meaning:

     A. 'Closing Bid Price' means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series 'A' referred Stock if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, 'Bloomberg'), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the 'pink sheets' by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series 'A' Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

     B. 'Conversion Date' means, for any Optional conversion, the date specified in the notice of conversion in the form attached hereto (the 'Notice of Conversion'), so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, New York city time, on the conversion Date indicated in the Notice of conversion. If the Notice of Conversion is no so faxed or otherwise delivered before such time, then the Conversion Date shall be the date the holder faxes of otherwise delivers the Notice of Conversion to the Corporation. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined in Paragraph D of Article IV).

     C. 'Conversion Percentage' shall have the following meaning and shall be subject to adjustment as provided herein:

 IF THE CONVERSION DATE IS:         THEN THE CONVERSION PERCENTAGE IS:
----------------------------        ----------------------------------

Prior to October 6, 1997                            100%
 On or after October 6, 1997                         90%

     D. 'Conversion Price' means, (a) with respect to any Conversion Date occurring prior to October 6, 1997, the Variable Conversion Price and (b) with respect to any Conversion Date occurring on or after October 6, 1997, the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

     E. 'Fixed Conversion Price' means $7.54, and shall be subject to adjustment as provided herein.

     F. 'N' means the number of days from, but excluding, the Closing Date (the 'Closing Date') of the First Closing under that certain Securities Purchase Agreement (the 'Securities Purchase Agreement') dated April 9, 1997 by and among the Corporation and the Purchasers of the Corporation's 5% Convertible Term Debentures due 2001 (the 'Debentures') through and including the Conversion Date for such share of Series 'A' Preferred Stock.

     G. 'Premium' means an amount equal to (.05) x (N/365) x (1,000).

     H. 'Variable Conversion Price' means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage then in effect by the average of the Closing Bid Prices for the Common Stock for the ten (10) consecutive trading days ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassification or similar events during such ten (10) trading day period), and shall be subject to adjustment as provided herein.

     I. 'Warrant Coverage Percentage' shall have the following meaning and shall be subject to adjustment as provided herein:

      IF THE CONVERSION DATE IS:          THEN THE WARRANT COVERAGE PERCENTAGE IS:
---------------------------------------   ----------------------------------------

Prior to October 6, 1997                                       0%
On or after October 6, 1997 and prior
  to April 4, 1998                                            20%
On or after April 4, 1998                                     40%

                                 IV. CONVERSION

     A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Paragraph C of this Article IV, each holder of shares of Series 'A' Preferred Stock may, at any time and from time to time, convert (an 'Optional Conversion') each of its shares of Series 'A' Preferred Stock into:

          (i) a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                              1,000 + the Premium
                             ---------------------
                                Conversion Price

          Plus

          (ii) warrants, in the form attached as Exhibit B to the Securities Purchase Agreement, to purchase a number of shares of Common Stock equal to the Warrant Coverage Percentage multiplied by the number of shares of Common Stock issuable pursuant to clause (i) above (the 'Warrants')

     B. Mechanics of Conversion. In order to effect an Optional Conversion, a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation and (y) surrender or cause to be surrendered the original certificates representing the Series 'A' Preferred Stock being converted (the 'Preferred Stock Certificates'), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a holder, the Corporation shall immediately send, via facsimile, a confirmation to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock and Warrants issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock or Warrants upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed (and the requirements of Article XIV.B are complied with).

          (i) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates from a holder of Series 'A' Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, no later than the later of (a) the second business day following the Conversion Date and
     (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XIV.B)(the 'Delivery Period'), issue and deliver to the holder (x) that number of shares of Common Stock and Warrants issuable upon conversion of such shares of Series 'A' Preferred Stock being converted and (y) a certificate representing the number of shares of Series 'A' Preferred Stock not being converted, if any.

          (ii) Taxes. The Corporation shall pay any and all taxes (other than transfer taxes) which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series 'A' Preferred Stock.

          (iii) No Fractional Shares. If any conversion of Series 'A' Preferred Stock would result in the issuance of either a fractional share of Common Stock or a Warrant to purchase a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable up[on conversion of the Series 'A' Preferred Stock or upon exercise of the Warrant shall be the nearest whole number of shares.

          (iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock and Warrants as are not disputed in accordance with subparagraph (i) above. if such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock and Warrants in accordance with subparagraph (i) above.

     C. Limitations on Conversions. The conversion of shares of Series 'A' preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          (i) Volume Limitations. During the first 360 days following the Closing Date, a holder of Series 'A' Preferred Stock may not during any ninety (90) calendar day period ending on a Conversion Date, convert at the Variable Conversion Price more than seventy-five percent (75%) of the Total Face Amount of all shares of Series 'A' Preferred Stock acquired by such holder. For the avoidance of doubt, the conversion of any shares of Series 'A' Preferred Stock into Common Stock and Warrants subject to an Optional Redemption notice (as defined in Article VIII.D) shall not be counted as a conversion at the Variable Conversion Price for purposes of this subparagraph (i).

          (ii) Cap Amount. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, in no event shall the total number of shares of Common Stock issued upon conversion of the Series 'A' Preferred Stock exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to Rule 4460(i) of the NASDAQ National Market ('NASDAQ') (or any successor rule) (the 'Cap Amount') which, as of the date of issuance of the Series 'A' Preferred Stock, shall be 2,016,261 shares. The Cap Amount shall be allocated pro-rata to the holders of Series 'A' Preferred Stock as provided in Article XIV.D. In the event the Corporation is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Corporation shall comply with Article VII.

          (iii) No Five Percent Holders. Except in a Required Conversion at Maturity, in no event shall a holder of shares of Series 'A' Preferred Stock be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series 'A' Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the Warrants) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series 'A' Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) above. The restriction contained in this subparagraph (iii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the Common Stock and each holder of Series 'A' Preferred Stock shall approve such alteration, amendment, deletion or change.

     D. Required Conversion at Maturity. Subject to the limitations set forth in Paragraph C (ii) of this Article IV and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series 'A' Preferred Stock and all Warrants issuable upon conversion thereof are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the 'Securities Act') for resale by the holders of such shares of Series 'A' Preferred Stock and (iii) eligible to be traded on either the NASDAQ, the New York Stock Exchange or the American Stock Exchange, each share of Series 'A' Preferred Stock issued and outstanding on April 9, 2001 (the 'Maturity Date') (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock and Warrants on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the 'Required Conversion at Maturity'). If a Required Conversion at Maturity occurs, the Corporation and the holders of Series 'A' Preferred Stock shall follow the applicable conversion procedures set forth in Paragraph B of this
Article IV; provided, however, that the holders of Series 'A' Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent.

                    V. RESERVATION OF SHARES OF COMMON STOCK

     A. Reserved Amount. Upon the initial issuance of the shares of Series 'A' Preferred Stock, all of the authorized but unissued shares of Common Stock reserved for issuance upon conversion of the Debentures shall be reserved for issuance upon conversion of the Series 'A' Preferred Stock and exercise of the Warrants and thereafter the number of authorized but unissued shares of Common Stock so reserved (the 'Reserved Amount') shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series 'A' Preferred Stock outstanding at the then current Conversion Price and exercise of the Warrants then issuable upon conversion. The Reserved Amount shall be allocated to the holders of Series 'A' Preferred Stock as provided in Article XIV.D.

     B. Increases to Reserved Amount. If the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the 'Authorization Trigger Date') shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the Series 'A' Preferred Stock and exercise of Warrants issuable upon such Conversion on such trading days, the Corporation shall immediately notify the holders of Series 'A' Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series 'A' Preferred Stock and exercise of Warrants issuable upon such conversion. In the event the Corporation fails to so increase the Reserved Amount within ninety
(90) days after an Authorization Trigger Date, each holder of Series 'A' Preferred Stock shall thereafter have the opinion, exercisable in whole or in par at any time and from time to timely delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series 'A' Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series 'A' Preferred Stock (and exercise of the Warrants issuable upon such conversion). If the Corporation fails to redeem any of such shares within (5) business days after is receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

                       VI. FAILURE TO SATISFY CONVERSIONS

     A. Conversion Default Payments. If, at any time, (x) a holder of shares of Series 'A' Preferred Stock submits a Notice of Conversion and the Corporation fails for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of Warrants or freely tradeable shares of Common Stock to which such holder is entitled upon such conversion, or
(y) the Corporation provides notice to any holder of Series 'A' Preferred Stock at any time of its intention not to issue Warrants or freely tradeable shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) (each of (x) and (y) being a 'Conversion Default'), then the Corporation shall pay to the affected holder, in the case of a Conversion Default described in clause (x) above, and to all holders, in the case of a Conversion Default described in clause (y) above, payments for the first ten
(10) business days following the expiration of the Delivery Period, in the case of a Conversion Default described in clause (x), and for the first ten (10) business days of a Conversion Default described in clause (y), an amount equal to $500 per day. In the event any Conversion Default continues beyond such ten
(10) business day period, the Corporation shall pay to the holder an additional amount equal to:

                     (.24) x (D/365) x (the Default Amount)

Where:

     'D' means the number of days after the expiration of the ten (10) business day period described above through and including the Default Cure Date;

     'Default Amount' means (i) the Total Face Amount of all shares of Series 'A' Preferred Stock held by such holder plus (ii) the total Premium as of the first day of the Conversion Default on all shares of Series 'A' Preferred Stock included in clause (i) of this definition; and

     'Default Cure Date' means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Corporation effects the conversion of the full number of shares of Series 'A' Preferred Stock and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Corporation begins to issue freely tradeable Common Stock in satisfaction of all conversions of Series 'A' Preferred Stock in accordance with
Article IV.A.

     The Payments to which a holder shall be entitled pursuant to this Paragraph A are referred to herein as 'Conversion Default Payments.' A holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock and Warrants at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Conversion Date for such conversion. In the event a holder elects to receive any Conversion Default Payments in cash, it shall so notify the Corporation in writing. Such payment shall be made in accordance such portion of the Conversion Default Payments which such holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV.

     B. Adjustment to Conversion Price. If a holder has not received certificates for all shares of Common Stock or Warrants prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series 'A' Preferred Stock for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VI), then the Fixed Conversion Price in respect of any shares of Series 'A' Preferred Stock held by such holder shall thereafter be the lesser of (i) the Fixed Conversion Price on the conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the day such shares of Common Stock are delivered to the holder. If there shall occur a Conversion Default of the type described in clause (y) of Article VI.A., then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such conversion Default through the including the Default Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI.

     C. Buy-In Cure. Unless the Corporation has notified the applicable holder in writing that the Corporation is unable to honor conversions, if (i) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series 'A' Preferred Stock and (ii) after the applicable Delivery Period with respect to such conversion, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the shares of Common Stock (the 'Sold Shares') which such holder anticipated receiving upon such conversion (a 'Buy-In'), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.F.

     D. Redemption Right. If the Corporation fails, and such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by he holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII) to issue shares of Common Stock or Warrants within ten (10) business days after the expiration of the Delivery Period with respect to any conversion of Series 'A' Preferred Stock, then the holder may elect at any time
and from time to time prior to the Default Cure Date                such
Conversion Default, by delivery of a Redemption Notice (as defined in Article
VIII.C) to                Corporation, to have all or any portion of such
holder's outstanding shares of Series 'A' Preferred Stock purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

         VII. INABILITY TO CONVERT SHARES OF SERIES 'A' PREFERRED STOCK
                               DUE TO CAP AMOUNT

     A. Obligation to Cure. If at any time the then unissued portion of any holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of such holder's shares of Series 'A' Preferred Stock (a 'Trading Market Trigger Event'), the Corporation shall immediately notify the holders of Series 'A' Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the issuance of the full number of shares of Common Stock which would be issuable upon the conversion of Series 'A' Preferred Stock but for the Cap Amount) to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Cap Amount. In the event the Corporation fails to eliminate all such prohibitions within ninety (90) days after the Trading Market Trigger Event, each holder of Series 'A' Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as define din Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series 'A' Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Cap Amount exceeds 135% of the total number of shares of Common Stock issuable to t such holder upon conversion of its Series 'A' Preferred Stock on the date of such Redemption Notice. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

     B. Remedies. If the Corporation fails to eliminate the applicable prohibitions within the ninety (90) day cure period referred to in Paragraph a of this Article VII and thereafter the Corporation is prohibited, at any time, from issuing shares of Common Stock or Warrants upon conversion of Series 'A' Preferred Stock to any holder because such issuance would exceed such holder's allocated portion of the Cap Amount because of applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited form converting its Series 'A' Preferred Stock may elect any or both of the following additional remedies:

          (i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series 'A' Preferred Stock (including any shares of Series 'A' Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the NASDAQ National Market ('NASDAQ') (or any other stock exchange, inter-dealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the NASDAQ SmallCap Market or on the over-the-counter electronic bulletin board, at the option of the requesting holder; or

          (ii) to require the Corporation to issue shares of Common Stock and Warrants in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices of the Common Stock for the five (5) consecutive trading days (subject to equitable adjustment for any stock splits, stock dividends, reclassification or similar events during such five (5) trading day period) preceding the date of the holder's written notice to the Corporation or its election to receive shares of Common Stock and Warrants pursuant to this subparagraph (ii).

                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

     A. Redemption by Holder. In the event (each of the events described in clauses (i)-(v) below after expiration of the applicable cure period (if any) being a 'Redemption Event'):

          (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Series 'A' Preferred Stock and exercise of the Warrants issuable upon conversion thereof) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange or NASDAQ for an aggregate of ten (10) trading days in any nine (9) month period.

          (ii) the Corporation fails, and any such failure continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, to remove any restrictive legend on any certificate or any shares of Common Stock or any Warrants issued to the holders of Series 'A' Preferred Stock upon conversion of the Series 'A' Preferred Stock as an when required by this Certificate of Designation, the Securities Purchase Agreement, the Warrants or the Registration Rights Agreement, dated as of April 9, 1997, by and among the Corporation and the other signatories thereto (the 'Registration Rights Agreement'),

          (iii) the Corporation provides notice to any holder of Series 'A' Preferred Stock, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock or Warrants to any holder of Series 'A' Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies se forth in such Articles),

          (iv) the Corporation breaches any material covenant or other material term or condition of this Certificate of Designation (other than as specifically provided in subparagraphs (i)-(v) of this Paragraph A), the Securities Purchase Agreement or the Registration Rights Agreement and such breach continues for a period of fifteen (15) business days after written notice thereof to the Corporation, or

          (v) any representation or warranty of the Corporation made in any agreement, statement or certificate given in writing in connection with the issuance of the Series 'A' Preferred Stock (including, without limitation, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Corporation or the rights of the Corporation with respect to any of the shares of Series 'A' Preferred Stock or the shares of Common Stock issuable upon conversion thereof;

then, upon the occurrence of any such Redemption Event, each holder of shares of Series 'A' Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series 'A' Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i) or
(iii) above shall immediately constitute a Redemption Event and there shall be no cure period.

     B. Definition of Redemption Amount. The 'Redemption Amount' with respect to a share of Series 'A' Preferred Stock means an amount equal to:

1,000 + P
--------- X  M
   CP


where:

     'P' means the accrued Premium on such share of Series 'A' Preferred Stock through the date of redemption;

     'CP' means the Conversion Price in effect on the date of the Redemption Notice; and

     'M' means the highest Closing Bid Price of the Company's Common Stock during the period beginning on the date of the Redemption Notice and ending on the date of the redemption, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

     C. Redemption Defaults. If the Corporation fails to pay any holder the Redemption Amount with respect to any share of Series 'A' Preferred Stock within five (5) business days of its receipt of a notice requiring such redemption (a 'Redemption Notice'), then the holder of Series 'A' Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock and Warrants at the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series 'A' Preferred Stock subject to Redemption Notices, the Corporation shall redeem shares of Series 'A' Preferred Stock from each holder pro rata, based on the total number of shares of Series 'A' Preferred Stock included by such holder in the Redemption Notice relative to the total number of shares of Series 'A' Preferred Stock in all of the Redemption Notices.

     D. Redemption by Corporation.

          (i) During the thirty (30) calendar day period beginning on the trading day following the first ten (10) consecutive trading day period (if any) that the average of the Closing Bid Prices for the Common Stock is less than $3.02 per share (subject to equitable adjustments for stock splits, stock dividends, reclassification or similar events) and provided the Corporation has not previously had the opportunity to prepay and portion of the Debentures pursuant to Article I thereof and is not in material violation of any of its obligations under this Certificate of Designations, the Securities Purchase Agreement or the Registration Rights Agreement, then the Corporation shall have the right to redeem ('Redemption at Corporation's Election') all or any portion of the then outstanding Series 'A' Preferred Stock (other than Series 'A' Preferred Stock which is the subject of a Notice of Conversion delivered prior to the delivery date of the Optional Redemption Notice as defined below)) for the Optional Redemption Amount (as defined below), which right shall be exercisable one time while any Series 'A' Preferred Stock are outstanding by the Corporation in its sole discretion by delivery of an Optional Redemption Notice during such thirty (30) day period and otherwise in accordance with the redemption procedures set forth below. Any optional redemption pursuant to this Paragraph D shall be made ratably among the holders of Series 'A' Preferred Stock in proportion to the number of shares of Series 'A' Preferred Stock then outstanding. Holders of Series 'A' Preferred Stock may convert all or any part of their shares of Series 'A' Preferred Stock selected for redemption hereunder into Common Stock and Warrants at a conversion price equal to the average of the Closing Bid Prices for the ten
     (10) consecutive trading days ending on the trading day immediately preceding the Conversion Date (subject to equitable adjustment for any stock splits, stock dividends, reclassification or similar events during such ten (10) trading day period) by delivering a Notice of conversion to the Corporation at anytime prior to the Effective Date or Redemption as defined in subparagraph (iii). The 'Optional Redemption Amount' with respect to each share of Series 'A' Preferred Stock means (a) 120% multiplied by the sum of the Face Amount thereof plus all accrued and unpaid Premium and Conversion Default Payments (if any) through the date of redemption plus (b) Warrants to purchase forty percent (40%) of the number of shares of Common Stock which would have been issuable to the holder of such share of Series 'A' Preferred Stock had such share of Series 'A' Preferred Stock been converted into Common Stock and Warrants in accordance with Article IV.A on the date of delivery of the Optional Redemption Notice.

          (ii) The Corporation may not deliver an Optional Redemption Notice to a holder of Series 'A' Preferred Stock unless on or prior to the date of delivery of such Optional Redemption Notice, the Corporation shall have deposited with Nations Bank, N.A. or another escrow agent reasonably acceptable to holders of a majority of the outstanding shares of Series 'A' Preferred Stock, as a trust fund, cash and Warrants sufficient in amount to pay all amounts to which the holders of Series 'A' Preferred Stock are entitled upon such redemption pursuant to subparagraph (i) of this Paragraph D, with irrevocable instructions and authority to such transfer agent or escrow agent to complete the redemption thereof in accordance with this Paragraph D. Any Optional Redemption Notice delivered in accordance with the immediately preceding sentence shall be accompanied by a statement executed by a duly authorized officer of its transfer agent or escrow agent, certifying the amount of funds and Warrants which have been deposited with such transfer agent or escrow agent and that the transfer agent or escrow agent has been instructed and agrees to act as redemption agent hereunder.

          (iii) The Corporation shall effect each redemption under this Section VIII.D by giving at least five (5) business days but not more than ten (10) business days prior written notice (the 'Optional Redemption Notice') of the date which such redemption is to become effective (the 'Effective Date of Redemption'), the shares of Series 'A' Preferred Stock selected for redemption and the Optional Redemption Amount to (i) the holders of Series 'A' Preferred Stock selected for redemption at the address and facsimile number of such holder appearing in the Corporation's register for the Series 'A' Preferred Stock and (ii) the transfer agent for the Common Stock, which Optional Redemption Notice shall be deemed to have been delivered on the business dy after the Corporation's fax (with a copy sent by overnight courier to the holders of Series 'A' Preferred Stock) of such notice to the holders of Series 'A' Preferred Stock.

          (iv) The Optional Redemption Amount shall be paid to the holder of the Series 'A' Preferred Stock being redeemed within three (3) business days of the Effective Date of Redemption; provided, however, that the Corporation shall not be obligated to deliver any portion of the Optional Redemption Amount until either the Certificates evidencing the Series 'A' Preferred Stock being redeemed are delivered to the office of the Corporation or the transfer agent, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.D hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series 'A' Preferred Stock being redeemed are not delivered to the Corporation or the transfer agent, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.D hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series 'A' Preferred Stock being redeemed are not delivered to the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation in accordance with Article XIV.D hereof. Notwithstanding anything herein to the contrary, in the event that the certificates evidencing the Series 'A' Preferred Stock being redeemed are not delivered to the Corporation or the transfer agent prior to the 3rd business day following the Effective Date of Redemption, the redemption of the Series 'A' Preferred Stock pursuant to this Article VIII.D shall still be deemed effective as of the Effective Date of Redemption and the Optional Redemption Amount shall be paid to the holder of Series 'A' Preferred Stock being redeemed within five (5) business days of the date the certificates evidencing the Series 'A' Preferred Stock being redeemed are actually delivered to the Corporation or the transfer agent.

                                    IX. RANK

     All shares of the Series 'A' Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the 'Common Stock'); (ii) prior to any lass or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series 'A'Preferred Stock obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series 'A' Preferred Stock) (collectively, with the Common Stock, 'Junior Securities');
(iii) pari passu with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series 'A' Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Series 'A' Preferred Stock (the 'Pari Passu Securities'); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series 'A' Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series 'A' Preferred Stock (the 'Senior Securities'), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                           X. LIQUIDATION PREFERENCE

     A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (a 'Liquidation Event'), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series 'A' Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series 'A' Preferred Stock and holders of Pari Passu Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series 'A' Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

     C. The 'Liquidation Preference' with respect to a share of Series 'A' Preferred Stock means an amount equal to the Face Amount thereof plus the Premium thereon through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                    XI. ADJUSTMENTS TO THE CONVERSION PRICE

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification or shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

     B. [Intentionally Omitted]

     C. Adjustment due to Merger, Consolidation, Etc. If, at any time after the Closing Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Series 'A' Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock and Warrants immediately theretofore issuable, such shares of stock, securities and/or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock and Warrants immediately theretofore issuable upon conversion had such merger, consolidating, exchange of shares, recapitalization, reorganization or other similar event not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the holders of the Series 'A' Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock and Warrants issuable upon conversion of the Series 'A' Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this Paragraph C unless (i) each holder of Series 'A' Preferred Stock has received written notice of such transaction at least thirty
(30) days prior thereto, but in no event later than ten (10) days prior to the record date for the determination of shareholders entitled to vote with respect thereto; provided, however, that the Corporation shall not be required to disclose any material inside information to a holder of Series 'A' Preferred Stock prior to the public disclosure thereof, and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this Paragraph C. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series 'A' Preferred Stock outstanding and the Warrants issuable upon conversion thereof as of the date of such transaction, and shall similarly apply to successive reclassification, consolidations, mergers, sales, transfers or share exchanges.

     D. Adjustment Due to Distribution. If at any time after the Closing Date the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a 'Distribution'), then the holders of Series 'A' Preferred Stock shall be entitled, upon any conversion of shares of Series 'A' Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

     E. Issuance of Other Securities With Variable Conversion Price. If, at any time after the Closing Date and prior to the first annual anniversary of the Closing Date, the corporation shall issue any securities which are convertible into or exchangeable for Common Stock ('Convertible Securities') at a conversion or exchange rate based on a discount from the market price of the Common Stock at the time of conversion or exercise, then the Variable Conversion Price in respect of any conversion of Series 'A' Preferred Stock after such issuance shall be calculated utilizing the greatest discount applicable to any such Convertible Securities.

     F. Purchase Rights. If at any time after the Closing Date, the Corporation issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the 'Purchase rights') pro rata to the record holders of any class of Common Stock, then the holders of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                               XII. VOTING RIGHTS

     The holders of the Series 'A' Preferred Stock have no voting power whatsoever, except as otherwise provided by the Virginia General Corporation Law (the 'General Corporate Law'), in this Article XII and in Article XIII below.

     Notwithstanding the above, the Corporation shall provide each holder of Series 'A' Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders). If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the General Corporate Law the vote of the holders of the Series 'A' Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 'A' Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 'A' Preferred Stock (except as otherwise may be required under the General Corporate Law) shall constitute the approval of such action by the class. To the extent that under the General Corporate Law holders of the Series 'A' Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series 'A' Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                          XIII. PROTECTION PROVISIONS

     So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the General Corporate Law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

          (b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

          (c) create any new class or series of capital stock having a p reference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, 'Senior Securities');

          (d) create any new class or series of capital stock ranking pari passu with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, 'Pari Passu Securities');

          (e) increase the authorized number of shares of Series A Preferred Stock;

          (f) Issue any shares of Series A Preferred Stock other than in exchange for the Debentures in accordance with the terms of the Debentures as in effect on October 6, 1997;

          (g) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holder of at least a majority of the then outstanding shares of Series A Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the holders of the Series A Preferred Stock that did not agree to such alteration or change (the 'Dissenting Holders') an the Dissenting Holders shall have the right, for a period of thirty (30) days, to convert pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Series A Preferred Stock.

                               XIV. MISCELLANEOUS

     A. Cancellation of Series A Preferred Stock. If any shares of Series A Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the corporation as series A Preferred Stock.

     B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate (s) of like tenor an date. However, the Corporation shall not ge obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

     C. [Intentionally Omitted]

     D. Allocations of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated to the holders of Series A Preferred Stock in the same proportion as the Reserved Amount and the Cap Amount were allocated to the holders of the Debentures on the date such Debentures were converted into Series A Preferred Stock. Each increase to the Cap Amount and Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder at the time of the increase in the Cap Amount or reserved Amount, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series A Preferred Stock shall be allocated to the remaining holders of shares of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holders.

     E. Statements of Available Shares. Upon request, the Corporation shall deliver to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock or Warrants upon any such conversion. The report shall also specify (i) the total number of shares of Series A Preferred Stock outstanding as of the date of the request, (ii) the total number of shares of Common Stock and Warrants issued upon all conversions of Series A Preferred Stock through the date of the request, (iii) the total number of shares of Common Stock issued upon exercise of all Warrants through the date of the request, (iv) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series A Preferred Stock and exercise of Warrants as of the date of the request, and(v) the total number of shares of Common Stock which may thereafter be issued by the Corporation upon conversion of the Series A Preferred Stock and exercise of Warrants before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation shall provide, within fifteen (15) days after delivery to the Corporation of a written request by any holder, all of the information enumerated in clauses
(i)-(v) of this Paragraph E.

     F. Payment of Cash; Defaults. Whenever the Corporation is required to make any cash payment to a holder under this Certificate of Designation (as a Conversion Default Payment, upon redemption or otherwise), such cash payment shall be made to the holder within five (5) business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (e.g., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five (5) business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (254%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder. Payment of interest under this Article XIV. F is in lieu of and not in addition to the interest provided for in clause (i) of Article VIII.C.

     G. Status as Stockholder. Upon submission of a Notice of Conversion by a holder of Series A Preferred Stock, the shares covered thereby shall be deemed converted into shares of common Stock and the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all share of Common Stock prior to the tenth
(10th) business day after the expiration of the Delivery Period with respect to a conversion of Series A

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
Preferred Stock for any reason, then (unless the holder e=otherwise elects to retain its status as a holder of Common Stock ) the holder shall regain the rights of a holder of Series A Preferred Stock with respect to such uncovered shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconcerned shares to the holder. In all cases, the holder shall retain all of its right and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to
Article VI.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.B) for the Corporation's failure to convert Series A Preferred Stock.

     H. Remedies Cumulative. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and / or other injunctive relief), and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     I. Force Majeure. Neither the Corporation nor any holder of Series A Preferred Stock shall be responsible for any delay or failure to perform any obligation under this Certificate of Designation to the extent that such delay or failure is solely caused by fire, flood, earthquake, explosion, war, labor strike, riot, act of governmental, civil or military authority which imposes a moratorium on the performance of the specific obligation in question or other comparable catastrophic event beyond the Corporation's or holder's control. Notice with full details of any such event shall be given to the other party as promptly as practicable after its occurrence. The affected party shall use its best efforts to minimize the effects of or end any such event so as to facilitate the resumption of full performance hereunder.


     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf
of the Corporation this          the day of                , 1998.


                                          FASTCOMM COMMUNICATIONS CORPORATION

                                          By  ..................................

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
                              NOTICE OF CONVERSION
                  (To be Executed by the Registered Holder in
                 order to Convert the Series A Preferred Stock)

     The undersigned hereby irrevocably elects to convert             shares of
Series A Preferred Stock (the 'Conversion'), represented by stock certificate
Nos(s).             (the 'Preferred Stock Certificates') into shares of common stock ('Common Stock') and Warrants of FastComm communications Corporation (the 'Corporation') according to the conditions of the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock (the 'Certificate of Designation'), as of the date written below. If securities are to be issued in the name of a person other than the undersigned , the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the 'Act'), or pursuant to an exemption from registration under the Act.

                                          Date of conversion:  .................
                                          Applicable Conversion Price:  ........
                                          Amount of Conversion Default Payments
                                          to be Converted, if any:  ............
                                          Number of Shares of
                                          Common Stock to be Issued:  ..........
                                          Number of Warrants to be Issued:  ....
                                          Signature:  ..........................
                                          Name:  ...............................
                                          Address:  ............................

Acknowledged and Agreed:

FastComm Communications Corporation

By:  .................................
Name:  ...............................
Title:  ..............................

                                          Date:  ...............................

------------

* The Corporation is not required to issue shares of Common Stock or Warrants until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The corporation shall issue and deliver shares of Common Stock and Warrants to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the certificate of Designation for the failure to make timely delivery.




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

                                 APPENDIX 1

                                 FORM OF PROXY


     The undersigned hereby appoints Peter C. Madsen, Mark H. Rafferty, and Robert C. Abbott and each or any of the, proxy for the undersigned, with power of substitution to vote all the shares of Common Stock of FastComm Communications Corporation held of record by the undersigned on February 13, 1998, at the Annual Meeting of Shareholders to be held at 9:00 a.m., March 13, 1998, and at any adjournments thereof, upon the matters designated on the other side and as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting.



     This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


     1. Election of directors for one year terms expiring at the 1998 annual meeting:

        [ ] FOR Nominee: Peter C. Madsen, Edward R. Olson, Mark H. Rafferty, Thomas G. Amon

        INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE EACH SUCH NOMINEE'S NAME IN THE FOLLOWING SPACE:
      _________________________________________________________________________

        [ ] WITHHOLD AUTHORITY: To vote for all such nominees

     2. Proposal to amend Articles of Incorporation for authorization of 100,000 shares of Preferred Stock:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

     3. Proposal to approve the issuance of shares of Common Stock underlying Convertible Debentures and certain warrants

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN





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

4. Proposal to approve the appointment of BDO Seidman, LLP. as the independent auditors for the Company


             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


   Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing in a representative capacity, please give full title as such. If a corporation, please sign in corporation's name by President or other authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

                                           Date:  ..............................
                                            ....................................
                                                       Signature(s)
                                            ....................................
                                                       Signature(s)